EXHIBIT 21

LIST OF SUBSIDIARIES OF THE COMPANY

Argentina
Autoliv Argentina SA

Australia
Autoliv Australia Proprietary Ltd
Van Oerle Webco Pty Ltd

Belgium
Autoliv Belgium N.V.

Brazil
Autoliv do Brasil Ltda.

Canada
Autoliv Canada, Inc
Autoliv Electronics Canada, Inc
VOA Canada, Inc

China
Autoliv China Electronics Co. Ltd
Autoliv (Shanghai) Inflator Co., Ltd
Autoliv (Shanghai) Automotive Restraint Systems Co., Ltd
Autoliv (Shanghai) Vehicle Safety Systems Co. Ltd
Autoliv (Changchun) Maw Hung Vehicle Safety System Co. Ltd
Autoliv (Guangzhou) Vehicle Safety Systems Co. Ltd
Autoliv (Shanghai) Steering Wheel Co. Ltd
Nanjing Hongguang Autoliv Vehicle Safety Co., Ltd (70%)
Autoliv (China) Management Co. Ltd.
Autoliv China Technical Center Co., Ltd.
Taicang van Oerle Alberton Shenda Special Type Textile Products

Czech Republic
Autoliv Stakupress S.r.o

Estonia
Norma AS (51%)

France
Societe Franco Suedoise d'Investissement SA
Autoliv France SNC
Autoliv IsoDelta SA
Livbag SAS
Livbag SNC
NCS Pyrotechnie et Technologies SA
Autoliv Electronics SAS
OEA Europe Sarl

Germany
Autoliv Beteiligunsgesellschaft GmbH
Autoliv BV & Co. KG
Autoliv Sicherheitstechnik GmbH
Autoliv Stakupress GmbH
Autoliv Protektor GmbH

Hungary
Autoliv KFT

India
Autoliv Safety Systems India Private Ltd.
Autoliv India Private Ltd.

Indonesia
P.T. Autoliv Indonesia

Italy
Autoliv Italia S.P.A

Japan
Autoliv Kabushiki Kaisha Ltd
Autoliv Nichiyu Co. Ltd.

Korea
Autoliv Corporation

Mexico
Autoliv Mexican Holdings S. de R.L. de C.V.
Autoliv Safety Technology de Mexico S.A. de C.V.
Autoliv Steering Wheels Mexico S. de R.L. de C.V.
Autoliv Mexico S.A. de CV

The Netherlands
Autoliv Autosicherheitstechnik BV
Autoliv Holding BV
Autoliv BV
Autoliv ASP BV
Van Oerle Alberton Holding BV
Van Oerle Alberton BV

New Zealand
Autoliv New Zealand Ltd.

Philippines
Autoliv Philippines Izumi Co
Autoliv Philippines Inc (91%)

Poland
Autoliv Poland Sp. z.o.o.

Romania
Autoliv Romania SA

South Africa
Autoliv Southern Africa Pty Ltd

Spain
Autoliv KLE, S.A.U.
Autoliv BKI SA

Sweden
Autoliv AB
Autoliv Holding AB
Autoliv Sverige AB
Autoliv Development AB
Autoliv East Europe AB
Autoliv Electronics AB
Svensk Airbag AB
Autoliv Mekan AB
Autoflator AB

Taiwan
Mei-An Autoliv Co. (59%)

Thailand
Autoliv Thailand Ltd
NSK Safety Technology (Thailand) Co. Ltd

Tunisia
Autoliv Tunisia Zriba
ASW1 El Fahs
ASW2 Nadour
ASW3 Nadour
ASF El Fahs

Turkey
Autoliv Cankor Otomotiv Emniyet Sistemleri Sanayi Ve Ticaret AS
Autoliv Springdynamics Turkey Ltd
Autoliv Leather Steering Wheel Ltd Co.

United Kingdom
Autoliv UK Holding Ltd
Autoliv Ltd
Autoliv Holding Ltd
Airbags International Ltd
Autoliv Spring Dynamics Ltd

USA
Autoliv ASP, Inc. (Indiana)
OEA, Inc. (Delaware)
Autoliv Safety Technology, Inc (Delaware)
Autoliv Holding, Inc. (Delaware)

All subsidiaries are wholly owned unless otherwise indicated.

The names of certain subsidiaries, which considered in the aggregate would not constitute a "significant subsidiary" as such term is defined in the regulations under the federal securities laws, have been omitted from the foregoing list.